                                                               EXHIBIT (h)(1)(b)

                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                                VALIC COMPANY I,
                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AND
                           AIG LIFE INSURANCE COMPANY

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of May 1, 2003, amends the Participation Agreement dated as of July 1, 2002 (the "Agreement"), among VALIC COMPANY I (the "Fund", an open-end management investment company organized under the General Laws of the State of Maryland), THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, the Fund's adviser ("Adviser"), and AIG LIFE INSURANCE COMPANY, a life insurance company organized as a corporation under Delaware law (the "Insurer"), on its own behalf and on behalf of each segregated asset account of the Insurer set forth in Schedule A, as may be amended from time to time (each an "Account," and collectively the "Accounts") collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, from time to time, the Insurer will offer new Contracts and Accounts which are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Insurer's Accounts; and

WHEREAS, from time to time, the Fund will make additional Portfolios available to the Accounts of the Insurer; and

WHEREAS, the parties now desire to amend the Agreement to reflect, among other things, (i) the new Contracts for which the Fund will act as an investment vehicle for the Accounts, and (ii) the additional Portfolios of the Fund, which will act as investment vehicles for such Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. The Insurer represents and warrants that all Contracts are and will be registered under the 1933 Act, unless such Contracts are unregistered pursuant to an exemption or exception from registration under the 1933 Act.

2. The Insurer represents and warrants that all Accounts are and will be registered under the 1940 Act, unless such Accounts are unregistered pursuant to an exemption or exception from registration under the 1940 Act.

3. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended.

4. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended.

5. The Parties acknowledge that from time to time the Insurer will introduce new Contracts for which the Fund will act as an investment vehicle for certain of the Insurer's Accounts. In this regard, the Parties agree that the Insurer may, upon written notice to the other Parties, add such new Contracts and Accounts of the Insurer to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

6. The Parties acknowledge that from time to time that additional Portfolios of the Fund will be made available to act as investment vehicles for the Accounts. In this regard, the Parties agree that the Fund may, upon written notice to the other Parties, add such new Portfolios to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

7. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by their duly authorized representatives hereto as of the date specified above.

     VALIC COMPANY I

       By:_________________________________________
            Name:
            Title:


     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

       By:_________________________________________
            Name:
            Title:


     AIG LIFE INSURANCE COMPANY on behalf of itself and each of its Accounts named in Schedule A, as amended from time to time.

       By:_________________________________________
            Name:
            Title:

                                   SCHEDULE A

                          PORTFOLIOS OF VALIC COMPANY I
                                  AVAILABLE FOR
                     PURCHASE BY AIG LIFE INSURANCE COMPANY
                              UNDER THIS AGREEMENT


               Fund Name                                  Separate Account

       International Equities Fund                   All Separate Accounts of
       Mid Cap Index Fund                            AIG Life Insurance Company
       Money Market I Fund                           issuing registered and
       Nasdaq-100 Index Fund                         unregistered variable life
       Science & Technology Fund                     insurance policies
       Small Cap Index Fund
       Stock Index Fund

                                   SCHEDULE B

                         SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account                          Names of Contracts Funded by Separate Account
All Separate Accounts of AIG Life Insurance       Private Placement Variable Life Insurance Policies
Company issuing registered and unregistered       Executive Advantage Variable Life Insurance Policy
variable life insurance policies.